Exhibit 99.1

Editorial Contact:	Investor Contact:
Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC REPORTS FOURTH QUARTER AND YEAR END FY 2005 RESULTS

•                                          Q4 Revenue: $111.2 million  and FY’05 Revenue: $475.0 million

•                                          Q4 Loss per Share: ($1.43) GAAP; ($0.04) Non-GAAP

MILPITAS, Calif., April 28, 2005 - Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported its financial results for the fourth quarter ended March 31, 2005. Results for the fourth quarter are consistent with the updated guidance provided in the company’s press release on March 23, 2005.

Net revenue for the fourth quarter of fiscal 2005 was $111.2 million, compared with $121.3 million for the fourth quarter of fiscal 2004 and $126.5 million for the third quarter of fiscal 2005.

Net loss for the fourth quarter of fiscal 2005 on a generally accepted accounting principles (GAAP) basis was ($159.5 million) or ($1.43) per share, compared with net income of $24.9 million, or $0.19 per share, for the fourth quarter of fiscal 2004 and net income of $22.5 million or $0.17 per share, for the third quarter of fiscal 2005. The net loss on a GAAP basis for the fourth quarter of fiscal 2005 included charge of  $52.3 million associated with the impairment of goodwill, $64.1 million associated with the write-down of  deferred tax assets, and $17.6 million of tax associated with the repatriation of $360 million of cash from our Singapore subsidiary.

The non-GAAP net loss for the fourth quarter of fiscal 2005 was ($4.5 million), or ($0.04) per share, compared with net income of $6.6 million, or $0.05 per share, for the fourth quarter of fiscal 2004 and net loss of ($3.5 million), or ($0.03) per share, for the third quarter of fiscal 2005.

Net revenues for the fiscal year ended March 31, 2005 were $475.0 million, compared with $452.9 million, for the fiscal year ended March 31, 2004. Net loss for the fiscal year ended March 31, 2005, on a GAAP basis, was ($145.1 million), or ($1.31 per share), compared with net income of $62.9 million, or $0.53 per share, for the fiscal year ended March 31, 2004.

Non-GAAP net income for the fiscal year ended March 31, 2005, was $2.0 million, or $0.02 per share, compared with $19.0 million, or $0.17 per share, for the fiscal year ended March 31, 2004.

Reconciliation between GAAP net income (loss) and non-GAAP net income (loss) for the fourth quarter of fiscal 2005, and for the full year, is provided in the attached tables.

Business Highlights

•                  Two Strategic Alliances: Adaptec has created separate strategic partnerships with both Vitesse Semiconductor and ServerEngines LLC to speed time-to-market of next generation technology from Adaptec. Both companies have licensed certain technology, acquired assets, and employed Adaptec engineers in order to jointly design and develop advanced ASICs. These alliances also allow Adaptec to reduce operating expenses and focus on the delivery of advanced board, system, and software level products.

•                  ServerEngines — Accelerates time-to-market of new Adaptec iSCSI products — including 10Gb iSCSI — which Adaptec believes will eliminate the performance barrier between Fibre Channel and iSCSI.

•                  Vitesse — Broadens product offerings and expands the market opportunity for Adaptec Serial Attached SCSI products, combining 6Gb/s mixed signal and expander technology from Vitesse with Adaptec’s RAID, RAID 6, and I/O technology and expertise.

•                  IBM Serial Attached SCSI (SAS) Win: This quarter, IBM became the first top tier vendor to ship a Serial Attached SCSI (SAS)-enabled server with its new x366 xSeries Server which incorporates Adaptec’s Zero Channel Serial Attached SCSI (SAS) RAID controller and RAID 6 software.

•                  Supermicro SATA II Win: Adaptec OEM customer, Supermicro Computer, Inc., delivered the industry’s first SATA II Zero Channel RAID (ZCR)-enabled server solution based on Adaptec SATA II ZCR controllers and industry-leading RAID software. SATA II advances the performance of SATA for non-desktop applications while retaining the same low SATA price point and small form factor.

•                  Industry-first Ultra320 SCSI RAID-on-Chip (ROC) for the PCI-X Interconnect: This quarter, Adaptec launched the first single- and dual channel SCSI RAID ROC adapters that deliver PCI-X compatibility for resellers and system integrators looking to enable faster communications within a server.

Conference Call

Adaptec’s FY 2005 fourth-quarter earnings conference call is scheduled for 1:45 p.m. PDT on April 28, 2005. The dial-in number for the conference call is (706) 679-0658 with access code 4422899. Individuals may also participate free via Web cast by visiting www.adaptec.com/investor 15 minutes prior to the call. A telephone replay will be made accessible through May 12, 2005, at (706) 645-9291 with access code 4422899. A replay will also be available via Adaptec’s Web site at www.adaptec.com/investor.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec delivers components, external storage systems and software solutions to meet diverse business needs worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

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Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding the expected benefits of its strategic alliance with ServerEngines and Vitesse. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: product development and delivery challenges associated with the Vitesse and ServerEngines alliances; challenges in fulfilling responsibilities under the  expanded relationship with IBM; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, on file with the Securities and Exchange Commission, and to the reports that we will file with the Securities and Exchange Commission in 2005. Adaptec assumes no obligation to update this information.

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	March 31, 2005				March 31, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

	(in thousands, except per share amounts)

Net revenues	$111,240	$—		$111,240	$121,280	$—		$121,280
Cost of revenues	76,681	(159	)(a)	76,522	71,351	—		71,351
Gross profit	34,559	159		34,718	49,929	—		49,929
Operating expenses:
Research and development	26,397	(688	)(a)	25,709	26,288	(1,049	)(b)	25,239
Selling, marketing and administrative	19,120	(1,047	)(a)	18,073	18,801	(58	)(b)	18,743
Amortization of acquisition-related intangible assets	5,094	(5,094	)(c)	—	2,614	(2,614	)(d)	—
Write-off of acquired in- process technology	—	—		—	4,000	(4,000	)(e)	—
Restructuring charges	921	(921	)(f)	—	1,609	(1,609	)(f)	—
Other charges	54,737	(54,737	)(g)	—	5,977	(5,977	)(h)	—
Total operating expenses	106,269	(62,487)		43,782	59,289	(15,307)		43,982
Income (loss) from operations	(71,710)	62,646		(9,064)	(9,360)	15,307		5,947
Interest and other income	(230)	4,466	(i)	4,236	1,938	2,732	(j)	4,670
Interest expense	(1,089)	—		(1,089)	(1,414)	—		(1,414)
Income (loss) before income taxes	(73,029)	67,112		(5,917)	(8,836)	18,039		9,203
Provision for (benefit from) income taxes	86,513	(87,884	)(k)	(1,371)	(33,693)	36,270	(l)	2,577
Net income (loss)	$(159,542)	$154,996		$(4,546)	$24,857	$(18,231)		$6,626

Net income (loss) per common share:
Basic	$(1.43)			$(0.04)	$0.23			$0.06
Diluted	$(1.43)			$(0.04)	$0.19			$0.05

Shares used in computing net income (loss) per share:
Basic	111,905	—		111,905	109,400	—		109,400
Diluted	111,905	—		111,905	135,494	(4,703	)(m)	130,791

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Twelve-Month Period Ended
	March 31, 2005				March 31, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$474,990	$—		$474,990	$452,908	$—		$452,908
Cost of revenues	293,746	(481	)(n)	293,265	264,200	(375	)(o)	263,825
Gross profit	181,244	481		181,725	188,708	375		189,083
Operating expenses:
Research and development	113,771	(4,298	)(n)	109,473	102,775	(4,273	)(b)	98,502
Selling, marketing and administrative	82,445	(4,550	)(n)	77,895	78,384	(273	)(b)	78,111
Amortization of acquisition-related intangible assets	18,299	(18,299	)(c)	—	16,681	(16,681	)(d)	—
Write-off of acquired in- process technology	5,200	(5,200	)(e)	—	7,649	(7,649	)(e)	—
Restructuring charges	5,896	(5,896	)(f)	—	4,313	(4,313	)(f)	—
Other charges	51,982	(51,982	)(p)	—	5,977	(5,977	)(h)	—
Total operating expenses	277,593	(90,225)		187,368	215,779	(39,166)		176,613
Income (loss) from operations	(96,349)	90,706		(5,643)	(27,071)	39,541		12,470
Interest and other income	8,369	6,158	(q)	14,527	66,429	(43,114	)(r)	23,315
Interest expense	(4,439)	—		(4,439)	(9,424)	—		(9,424)
Income (loss) before income taxes	(92,419)	96,864		4,445	29,934	(3,573)		26,361
Provision for (benefit from) income taxes	52,687	(50,276	)(s)	2,411	(32,973)	40,354	(l)	7,381
Net income (loss)	$(145,106)	$147,140		$2,034	$62,907	$(43,927)		$18,980

Net income (loss) per common share:
Basic	$(1.31)			$0.02	$0.58			$0.17
Diluted	$(1.31)			$0.02	$0.53			$0.17

Shares used in computing net income (loss) per share:
Basic	110,798	—		110,798	108,656	—		108,656
Diluted	110,798	1,638	(t)	112,436	128,807	(13,309	)(m)	115,498

(*) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(a) Management incentive program of $1.3 million associated with the Snap Appliance acquisition (acquired in July 2004) and deferred compensation expense related to assumed stock options of $0.6 million associated with the Platys (acquired in August 2001) and Snap Appliance acquisitions. These assumed options were negotiated as part of the acquisitions and represent compensation over and above the amounts that we provide to these acquired employees.

(b) Deferred compensation expense associated with the Platys acquisition and cash hire-on payments associated with the Elipsan acquisition (acquired in February 2004).

(c) Amortization of acquisition-related intangible assets, primarily core and existing technologies, patents, trade name and supply agreement intangibles, related to the acquisitions of Platys, Eurologic (acquired in April 2003), ICP vortex (acquired in June 2003), Elipsan, the IBM i/p Series RAID business (acquired in June 2004) and Snap Appliance.

(d) Amortization of acquisition-related intangible assets, primarily core technology and patent intangibles, related to the acquisitions of DPT  (acquired in December 1999), Platys, Eurologic, ICP vortex and Elipsan.

(e) In-process write-off of research and development costs associated with the Snap Appliance acquisition of $2.2 million, the IBM i/p Series RAID business acquisition of $3.0 million, Elipsan acquisition of $4.0 million and the Eurologic acquisition of $3.6 million.

(f) Restructuring expense primarily related to activities under (i) the first, second, third and fourth quarters of fiscal 2005 restructuring plans to reduce headcount, consolidate facilities and other actions related to the Snap Appliance acquisition, plans to reduce headcount related to the Vitesse and ServerEngines strategic alliances and adjustments to previous restructuring plans and (ii) the second, third and fourth quarters of fiscal 2004 restructuring plans related to actions to reduce headcount and consolidate facilities related to our DSG segment, the consolidation of technical support and engineering resources and the consolidation of existing facilities.

(g) Impairment of goodwill related to the Channel segment of $52.3 million and $0.9 million and $1.6 million in severance, benefits, loss on the sale of property and equipment and legal fees associated with the strategic alliances entered into with ServerEngines and Vitesse, respectively.

(h) Impairment of held-for-sale long-lived assets of $5.0 million and write-off of minority investment of $1.0 million.

(i) Loss on liquidation of investments related to the repatriation of cash from Singapore to the United States.

(j) Loss on repurchase of 3% convertible notes.

(k) Incremental income taxes associated with certain non-GAAP adjustments, recording of a valuation allowance on net deferred tax assets and taxes incurred on the repatriation of cash from Singapore to the United States.

(l) Reversal of deferred tax asset valuation allowance of $21.6 million, reversal of certain liabilities for tax contingencies of $6.3 million and incremental income taxes associated with certain non-GAAP adjustments.

(m)  Anti-dilutive effect of 3% convertible notes.

(n) Management incentive program of $5.6 million associated with the Snap Appliance acquisition, deferred compensation expense of $3.1 million associated with the Platys and Snap Appliance acquisitions and cash hire-on payments of $0.6 million associated with the IBM i/p Series RAID business acquisition. These assumed options and special bonus arrangements were negotiated as part of the acquisitions and represent compensation over and above the amounts that we provide to these acquired employees.

(o) Warranty costs related to product support claims assumed in connection with our DPT acquisition.

(p)  Impairment of goodwill related to the Channel segment of $52.3 million and $0.9 million and $1.6 million in severance, benefits, loss on the sale of property and equipment and legal fees associated with the strategic alliances entered into with ServerEngines and Vitesse, respectively, and gain of $2.8 million on sale of long-lived assets.

(q) Loss of $4.5 million on liquidation of investments related to the repatriation of cash from Singapore to the United States and expense of $1.7 million related to a license and release agreement to settle claims that some of our products infringed certain patents.

(r) Gain of $49.3 million related to the settlement with the former president of DPT over claims that representations and warranties made by DPT stockholders as part of the acquisition were incomplete or inaccurate, loss of $5.7 million on repurchase of 3% convertible notes, loss of $0.8 million on redemption of 4 ¾% convertible notes, and realized gains of $0.3 million on investments.

(s) Incremental income taxes associated with certain non-GAAP adjustments, recording of a valuation allowance on net deferred tax assets, taxes incurred on the repatriation of cash from Singapore to the United Statesand a tax benefit from certain discrete tax events during the second and third quarter of fiscal 2005 related to the method and amount of settled tax controversies.

(t) Dilutive effect of  employee stock options.

(u) Management incentive program of $1.4 million associated with the Snap Appliance acquisition and deferred compensation expense related to assumed stock options of $0.8 million associated with the Platys and Snap Appliance acquisitions. These assumed options were negotiated as part of the acquisitions and represent compensation over and above the amounts that we provide to these acquired employees.

(v) Gain on sale of long-lived assets.

(w) Expense related to a license and release agreement to settle claims that some of our products infringed certain patents.

(x) Anti-dilutive effect of employee stock options and convertible notes.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data	As of
	March 31, 2005	December 31, 2004	March 31, 2004
	(in thousands)

Cash, cash equivalents and marketable securities	$526,556	$517,176	$663,854
Accounts receivable, net	70,159	87,488	51,562
Inventories	60,204	56,650	48,888
Goodwill and other intangible assets	170,943	246,718	117,394
Other assets	135,077	208,452	169,406
Total assets	$962,939	$1,116,484	$1,051,104

Current liabilities	177,077	164,952	142,361
Convertible notes and other long-term obligations	275,539	285,464	263,852
Stockholders’ equity	510,323	666,068	644,891
Total liabilities and stockholders’ equity	$962,939	$1,116,484	$1,051,104

Cash Flow Data	Three-Month Period Ended			Year-ended
	March 31, 2005	December 31, 2004	March 31, 2004	March 31, 2005
	(in thousands)

Net income (loss)	$(159,542)	$22,489	$24,857	$(145,106)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operations:
Non-cash P&L items:
Non-cash restructuring charge	—	—	—	109
Goodwill impairment	52,272	—	—	52,272
Non-cash effect of tax settlement	—	(21,941)	—	(26,009)
Write-off of acquired in-process technology	—	—	4,000	5,200
Write-off of minority investments	—	—	1,000	—
Stock-based compensation	718	1,129	819	3,525
Loss on repurchase of 3% convertible notes	—	—	2,732	—
Impairment (gain) on sale of long-lived assets	1,372	(2,755)	4,977	(1,383)
Depreciation and amortization	15,649	12,384	11,358	50,636
Deferred income taxes	55,074	(71)	(18,707)	55,034
Other items	(819)	(116)	625	(831)
Changes in assets and liabilities	40,969	(27,080)	(4,893)	(3,704)
Net cash provided by (used for) operating activities	$5,693	$(15,961)	$26,768	$(10,257)

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	—	—	(16,841)	(123,978)
Payments of general holdback in connection with acquisition of Eurologic	—	(2,279)	—	(2,279)
Payments of general holdback in connection with acquisition of Platys	—	—	(3,394)	—
Proceeds from sale of long-lived assets	1,300	9,577	—	10,877
Repurchase of 3% convertible notes	—	—	(91,311)	—

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	December 31, 2004
	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$126,548	$—		$126,548
Cost of revenues	83,657	(193	)(u)	83,464
Gross profit	42,891	193		43,084
Operating expenses:
Research and development	29,970	(854	)(u)	29,116
Selling, marketing and administrative	21,260	(1,150	)(u)	20,110
Amortization of acquisition-related intangible assets	5,095	(5,095	)(c)	—
Write-off of acquired in- process technology	—	—		—
Restructuring charges	2,228	(2,228	)(f)	—
Other charges	(2,755)	2,755	(v)	—
Total operating expenses	55,798	(6,572)		49,226
Loss from operations	(12,907)	6,765		(6,142)
Interest and other income	3,097	442	(w)	3,539
Interest expense	(1,083)	—		(1,083)
Loss before income taxes	(10,893)	7,207		(3,686)
Benefit from income taxes	(33,382)	33,230	(s)	(152)
Net income (loss)	$22,489	$(26,023)		$(3,534)

Net income (loss) per common share:
Basic	$0.20			$(0.03)
Diluted	$0.17			$(0.03)

Shares used in computing net income (loss) per share:
Basic	111,136	—		111,136
Diluted	134,517	(23,381	)(x)	111,136

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three- and twelve-month periods ended March 31, 2005 and 2004 for an explanation of the footnotes referred to in the table above.